UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

NAVIOS MARITIME PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Republic of the Marshall Islands (Jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification No.)

85 Akti Miaouli Street

Piraeus, Greece 185 38

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Exchange Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Units Representing Limited Partner Interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: File No. 333-146972

Securities to be registered pursuant to Section 12(g) of the Exchange Act:	None.

Item 1. Description of Registrant’s Securities to be Registered

A description of the common units representing limited partner interests in Navios Maritime Partners L.P. (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Considerations” and “Non-United States Tax Considerations,” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form F-1, as amended (Reg. No. 333-146972) (the “Form F-1 Registration Statement”), initially filed with the Securities and Exchange Commission on October 26, 2007. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Exhibit No.	Description

1.

Registrant’s Form F-1 Registration Statement, as amended (Registration No. 333-146972), initially filed with the Securities and Exchange Commission on October 26, 2007 and subsequently amended (incorporated herein by reference).

2.	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Form F-1 Registration Statement).

3.

First Amended and Restated Agreement of Limited Partnership of the Registrant (included as Appendix A to the prospectus and including specimen unit certificate for the common units) (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Form F-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

NAVIOS MARITIME PARTNERS L.P.
By:	/s/ Angeliki Frangou
Name: Angeliki Frangou
Title: Chief Executive Officer
Date: November 7, 2007